UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In July 2008, Thomas Weisel Partners Canada Inc., a wholly owned broker-dealer subsidiary of Thomas Weisel Partners Group, Inc. (the “Registrant”), signed a letter with Stetson Oil & Gas Ltd. (“Stetson Oil”) contemplating a potential underwriting by Thomas Weisel Partners Canada of a private placement offering of C$25 million of equity interests in Stetson Oil. Under the letter, subject to certain conditions, the offering was scheduled to close on July 31, 2008, although both parties acknowledged that the offering would not close on July 31, 2008 and engaged in discussions regarding financing alternatives for Stetson Oil.

On August 18, 2008, Thomas Weisel Partners Canada received a letter from Stetson Oil claiming that it would pursue legal remedies against Thomas Weisel Partners Canada if the C$25 million private placement equity offering did not close on August 22, 2008. Thomas Weisel Partners Canada responded to the August 18, 2008 letter by indicating that it did not contemplate closing the C$25 million private placement equity offering on August 22, 2008 and that it believes that it has meritorious defenses to the threatened claims of Stetson Oil.

The Registrant believes it has meritorious defenses to this threatened claim and intends to vigorously defend such action and is also committed to continue to try to work with Stetson Oil regarding financing alternatives.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: August 22, 2008	By:	/s/ Shaugn Stanley
Name: Shaugn Stanley
Title: Chief Financial Officer